IMAX CORPORATION

EXHIBIT 24

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby constitutes and appoints Patrick McClymont and Robert D. Lister, and each of them severally, as his true and lawful attorney or attorneys with power of substitution and re-substitution to sign in his name, place and stead in any and all such capacities the Form 10-K, including the French language version thereof, and any and all amendments thereto and documents in connection therewith, and to file the same with the United States Securities Exchange Commission (the “SEC”) and such other regulatory authorities as may be required, each of said attorneys to have power to act with and without the other, and to have full power and authority to do and perform, in the name and on behalf of each of the directors of the Corporation, every act whatsoever which such attorneys, or either of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such directors of the Corporation might or could do in person.

Dated this 19th day of February, 2020.

SignatureTitle

             /s/ Bradley Wechsler                 Chairman of the Board & Director

Bradley Wechsler

             /s/ Richard Gelfond                   Chief Executive Officer & Director

Richard Gelfond(Principal Executive Officer)

             /s/ Neil Braun                             Director

Neil Braun

             /s/ Eric Demirian                       Director

Eric Demirian

             /s/ Kevin Douglas                        Director

Kevin Douglas

             /s/ David Leebron                    Director

David Leebron

            /s/ Michael MacMillan                   Director

Michael MacMillan

           /s/ Dana Settle                   Director

Dana Settle

            /s/ Darren Throop             Director

Darren Throop

            /s/ Patrick McClymont                    Chief Financial Officer

Patrick McClymont(Principal Financial Officer)

            /s/ Jeffrey Vance                             Senior Vice President, Finance

Jeffrey Vance(Principal Accounting Officer)